EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (18 U.S.C. 1350) and
Rules 13a-14(b) of the Securities Exchange Act of 1934

I, Keith Cozza, President and Chief Executive Officer of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P., certify that, to the best of my knowledge, based upon a review of the Icahn Enterprises L.P. quarterly report on Form 10-Q for the period ended September 30, 2014:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/Keith Cozza
Keith Cozza
President, Chief Executive Officer and Director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P.

Date: November 4, 2014